UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Dynegy Inc.

(formerly named Dynegy Acquisition Inc.)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-5653152
(State of Incorporation or organization)	(I.R.S. Employer Identification no.)

1000 Louisiana, Suite 5800. Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A Common Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-139221

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to Be Registered.

The information required by this Item 1 is set forth under the caption “Description of New Dynegy Capital Stock” in the Registrant’s registration statement on Form S-4 as filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2006 (Registration No. 333-139221) (the “Registration Statement”), as amended pursuant to Pre-Effective Amendment No. 1 to the Registration Statement as filed with the SEC on January 16, 2007, as amended pursuant to Pre-Effective Amendment No. 2 to the Registration Statement as filed with the SEC on February 8, 2007, and as may hereafter be amended, covering the offer and sale of shares of the class of securities to be registered hereby, which description is incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DYNEGY INC.

Date: May 3, 2007	By:	/s/ Kent R. Stephenson
Kent R. Stephenson
Senior Vice President